EXHIBIT 99.1

Arcellx Provides Second Quarter 2025 Financial Results and Business Highlights

-- Presented preliminary data from a May 1, 2025 data cutoff date for all 117 patients with a median follow-up of 12.6 months in the Phase 2 pivotal iMMagine-1 study of anito-cel in patients with RRMM --

-- 97% ORR, 68% CR/sCR at a median follow-up of 12.6 months; 6-, 12-, and 18-month PFS rates were 92%, 79%, and 66%, respectively --

-- No delayed neurotoxicities including no Parkinsonism, no cranial nerve palsies, and no Guillain-Barré syndrome, and no immune-mediated enterocolitis observed --

-- Received FDA clearance of IND application for ACLX-004 targeting CD33 and CD123 utilizing the Company’s ARC-SparX platform --

-- Ended the quarter with $538M in cash, which is expected to fund operations into 2028 --

REDWOOD CITY, Calif., August 7, 2025 (BUSINESS WIRE) -- Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today reported business highlights and financial results for the second quarter ended June 30, 2025.

“The data presented for all 117 patients enrolled in the registrational iMMagine-1 study continue to demonstrate anito-cel’s potential to be a life-changing therapy for multiple myeloma patients,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “Along with our partners at Kite, we are planning to execute our anticipated 2026 commercial launch with the goal of ensuring access to as many patients as could benefit as rapidly as possible. To that end, we expect to launch in over 160 authorized treatment centers in the United States within the first year on the market and to have an adequate supply to meet physician expectations. We’re committed to delivering on the potential of anito-cel by ensuring best-in-class support and operational execution alongside our partners at Kite, who are the leaders in cell therapy. We are grateful for the patients, caregivers, and physicians who participated in our multiple myeloma anito-cel program, providing us an opportunity to advance this therapy to more patients in need. We look forward to sharing longer-term data from the iMMagine-1 study later this year. Additionally, it’s exciting to have engaged with the Food and Drug Administration and have our IND cleared earlier than expected for our next AML clinical program targeting CD33 and CD123 utilizing our ARC-SparX platform.”

Recent Business Progress

Presented positive preliminary data for the Phase 2 pivotal iMMagine-1 study of anito-cel in patients with relapsed or refractory multiple myeloma (RRMM) at EHA2025. The Phase 2 iMMagine-1 data were from a May 1, 2025 data cutoff date, including all 117 patients with a median follow-up of 12.6 months and a minimum follow-up of four months after treatment with anito-cel. All patients received a single infusion of anito-cel (target dose of 115×106 CAR+ viable T cells). 100 of 117 patients (85%) were triple refractory, and 47 of 117 patients (40%) were penta refractory. Patients received a median of three prior lines of therapy, with 60 of 117 patients (51%) having received three prior lines.

Overall response rate (ORR) was 97% (114/117) with a complete response/stringent complete response (CR/sCR) rate of 68% (79/117) and a very good partial response or higher (>VGPR) rate of 85% (100/117), per International Myeloma Working Group (IMWG) criteria as investigator-assessed. Of those evaluable for minimal residual disease (MRD) testing at the time of this data cut, 93.3% (70/75) achieved MRD negativity at a minimum of 10-5 sensitivity. Six-month, 12-month, and 18-month progression-free survival (PFS) rates were 92%, 79% and 66%, respectively, and six-month, 12-month, and 18-month overall survival (OS) rates were 97%, 95%, and 90% respectively. Median PFS and median OS have not been reached.

No delayed or non-immune effector cell-associated neurotoxicity syndrome (ICANS) neurotoxicities, including no Parkinsonism, no cranial nerve palsies, and no Guillain-Barré syndrome, and no immune-mediated enterocolitis were observed with anito-cel. No additional treatment- or therapy-related deaths or Grade ≥3 cytokine release syndrome (CRS) or ICANS events occurred since the previous data presentation in December 2024.

Received clearance from the Food and Drug Administration for the clearance of an Investigational New Drug application for ACLX-004 targeting CD33 and CD123 utilizing the Company’s ARC-SparX platform.

Second Quarter 2025 Financial Highlights

Cash, cash equivalents, and marketable securities:
As of June 30, 2025, Arcellx had cash, cash equivalents, and marketable securities of $537.6 million. Arcellx anticipates that its cash, cash equivalents, and marketable securities will fund its operations into 2028.

Collaboration revenue:
Collaboration revenue was $7.6 million and $27.4 million for the quarters ended June 30, 2025 and 2024, respectively, a decrease of $19.8 million. This decrease was primarily driven by completion of dosing and manufacturing of anito-cel in the iMMagine-1 trial in the fourth quarter of 2024.

R&D expenses:
Research and development expenses were $37.6 million and $41.0 million for the quarters ended June 30, 2025 and 2024, respectively, a decrease of $3.4 million. This decrease was primarily driven by completion of dosing and manufacturing of anito-cel in the iMMagine-1 trial in the fourth quarter of 2024, partially offset by increased personnel costs, which includes non-cash stock-based compensation expense.

G&A expenses:
General and administrative expenses were $28.7 million and $21.4 million for the quarters ended June 30, 2025 and 2024, respectively, an increase of $7.3 million. This increase was primarily driven by increased commercial readiness costs and personnel costs, which includes non-cash stock-based compensation expense.

Net income or loss:
Net loss was $52.8 million and $27.2 million for the quarters ended June 30, 2025 and 2024, respectively.

About Arcellx, Inc.
Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx's mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X @arcellx and LinkedIn.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements which may include, without limitation, statements regarding: the timing of clinical data readouts; the potential of anito-cel to be a life-changing therapy for patients suffering from multiple myeloma; the anticipated commercial launch of anito-cel in 2026, subject to FDA approval, in partnership with Kite; the expectation of launching anito-cel in over 160 authorized treatment centers in the United States within the first year on the market and to have an adequate supply to meet physician expectations; the commitment to ensure best-in-class support and operational execution, in partnership with Kite, following the launch of anito-cel; the expectation that Arcellx’s cash, cash equivalents, and marketable securities will fund its operations into 2028; and the expectation of sharing longer-term data from the iMMagine-1 study later in 2025. The forward-looking statements contained herein are based upon Arcellx's current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:

Investors:
Myesha Lacy
ir@arcellx.com
510-418-2412

Media:
Andrea Cohen
Sam Brown LLC
andreacohen@sambrown.com
917-209-7163

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